Exhibit 99.1

Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Third Quarter 2009 Results

November 13, 2009, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced third quarter 2009 net sales of $293.5 million, a 14.4% decrease from the $342.8 million for the same period in 2008.
Adjusted EBITDA for the third quarter of 2009 was $57.6 million compared to $41.9 million for the third quarter of 2008.
Net income for the third quarter of 2009 was $4.4 million compared to a net loss before unusual items of $4.1 million for the third quarter of 2008.
Gary E. Robinette, President and CEO, said “Ply Gem's third quarter and first nine months of 2009 sales and Adjusted EBITDA results continue to reflect the challenging conditions that exist in the housing market today.  However, despite the fact that single family housing starts were down 36.2% and 15.5% in the second and third quarters of 2009, respectively, Ply Gem demonstrated an improvement in our third quarter Adjusted EBITDA compared to last year.  Our Adjusted EBITDA performance is a direct result of our continued focus on taking profitable market share and managing our overall cost structure which includes the actions that we have taken to realign our capacity during this historic housing slump.  Although there are some signs of improvement in the housing sector, we remain cautious as the market remains fragile.  Thus Ply Gem will continue to focus on managing our cost structure while maximizing cash flow and outperforming the market place in all business units, allowing us to emerge stronger when the housing market recovers.”
Ply Gem, headquartered in Cary, N.C., is committed to helping North America’s homebuilders, remodelers, architects, distributors, dealers and retailers do more than build homes. Ply Gem wants to help them build their business. The Company offers an unmatched solution to exterior building product needs with a portfolio that includes leading window, door, siding and accessories, stone veneer, fence and rail brands so there is something for every project. Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, United Stone Veneer, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns. Ply Gem windows manufactures and markets vinyl, vinyl-clad, wood-clad, aluminum-clad, and aluminum window and patio door brands including Ply Gem® Windows, CWD® Windows and Doors and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,300 people across North America. Visit www.plygem.com for more information.
Ply Gem management will host a conference call on November 13, 2009 at 11:00 a.m. EST to report third quarter results.  To participate please call 866-578-5801 and use call confirmation number 83135525.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	October 3, 2009	September 27, 2008
	(Amounts in thousands)

Net sales	$293,469	$342,825
Costs and expenses:
Cost of products sold	216,091	277,437
Selling, general and administrative expenses	33,482	36,958
Amortization of intangible assets	4,916	4,913
Goodwill impairment	-	200,000
Total costs and expenses	254,489	519,308
Operating earnings (loss)	38,980	(176,483)
Foreign currency gain (loss)	242	(60)
Interest expense	(32,609)	(30,300)
Interest income	32	176
Income (loss) before benefit for income taxes	6,645	(206,667)
Provision (benefit) for income taxes	2,260	(15,835)
Net income (loss)	$4,385	$(190,832)

Goodwill impairment, net of taxes	-	186,709
Net income (loss) before unusual item	$4,385	$(4,123)

	For the nine months ended
	October 3, 2009	September 27, 2008
	(Amounts in thousands)

Net sales	$736,796	$940,478
Costs and expenses:
Cost of products sold	583,613	776,244
Selling, general and administrative expenses	110,452	119,389
Amortization of intangible assets	14,734	14,739
Goodwill impairment	-	200,000
Total costs and expenses	708,799	1,110,372
Operating earnings (loss)	27,997	(169,894)
Foreign currency gain (loss)	84	(555)
Interest expense	(99,489)	(104,439)
Interest income	180	486
Loss before benefit for income taxes	(71,228)	(274,402)
Benefit for income taxes	(12,096)	(42,235)
Net loss	$(59,132)	$(232,167)

Goodwill impairment, net of taxes	-	186,709
Financing costs, net of taxes	-	17,916
Net loss before unusual item	$(59,132)	$(27,542)

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period January 1, 2009 through October 3, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2008 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of October 3, 2009, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define Adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), impairment charges, customer inventory buybacks, and restructuring and integration costs. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	October 3, 2009	September 27, 2008
Net income (loss)	$4,385	$(190,832)
Interest expense, net	32,577	30,124
Provision (benefit) for income taxes	2,260	(15,835)
Depreciation and amortization	14,185	16,555
Goodwill impairment	-	200,000
Non cash loss (gain) on currency transaction	(242)	60
Customer inventory buyback	3,243	468
Restructuring/integration expense	1,189	1,329
Adjusted EBITDA	$57,597	$41,869

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the nine months ended
	October 3, 2009	September 27, 2008
Net loss	$(59,132)	$(232,167)
Interest expense, net	99,309	103,953
Benefit for income taxes	(12,096)	(42,235)
Depreciation and amortization	42,269	47,235
Goodwill impairment	-	200,000
Non cash loss (gain) on currency transaction	(84)	555
Customer inventory buyback	6,753	1,502
Restructuring/integration expense	8,874	9,446
Adjusted EBITDA	$85,893	$88,289

3.	Long-term debt amounts in the selected balance sheets at October 3, 2009 and December 31, 2008 consisted of the following:
	October 3, 2009	December 31, 2008
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$65,000	$60,000
9% Senior subordinated notes due 2012, including
unamortized premium of $115 and $146	360,115	360,146
11.75% Senior secured notes due 2013, net of
unamortized discount of $5,172 and $5,960	694,828	694,040
	$1,119,943	$1,114,186
Less:
9% Senior subordinated notes due to related parties,
including unamortized premium of $75	234,707	-
	$885,236	$1,114,186

4.	The following is a summary of selected balance sheet amounts at October 3, 2009 and December 31, 2008:
	October 3, 2009	December 31, 2008
	(Amounts in thousands)

Cash and cash equivalents	$39,767	$58,289
Accounts receivable, less allowances	149,541	90,527
Inventories	95,188	123,412
Prepaid expenses and other current assets	21,811	19,985
Property and equipment, net	148,411	170,011
Intangible assets, net	178,980	193,604
Goodwill	392,532	390,779
Accounts payable	71,413	59,603
Long-term debt due to related parties *	234,707	-
Long-term debt	885,236	1,114,186
Stockholder's deficit	(298,382)	(242,628)

*  During March through November 2009, certain affiliates of the Company’s controlling stockholder acquired a majority of the outstanding Senior Subordinated Notes.  As of October 3, 2009, these affiliates had acquired approximately $234.7 million of the outstanding Senior Subordinated Notes.  Subsequent to October 3, 2009, these affiliates had acquired an additional $46.7 million of the outstanding Senior Subordinated Notes bringing the total owned by related parties to approximately $281.4 million including an unamortized premium of approximately $0.1 million.  In the future, the Company and its affiliates may consider conducting exchange or tender offers for its indebtedness or purchasing or otherwise acquiring its indebtedness.